                                                                     Exhibit 1.1

                            KOPPERS INDUSTRIES, INC.

             $175,000,000 9-7/8% Senior Subordinated Notes due 2007


                               PURCHASE AGREEMENT
                               ------------------


                                                               November 20, 1997


SBC WARBURG DILLON READ INC.
as Initial Purchaser
535 Madison Avenue
New York, New York  10022

Dear Sirs:

     Koppers Industries, Inc. (the "Company"), a Pennsylvania corporation,
                                    -------
proposes to issue and sell to SBC Warburg Dillon Read Inc. (the "Initial
                                                                 -------
Purchaser") $175,000,000 aggregate principal amount of its 9-7/8% Senior
---------
Subordinated Notes due 2007 (the "Notes").  The Notes will be issued pursuant to
                                  -----
an indenture (the "Indenture"), to be dated the Closing Date (as defined below),
                   ---------
by and among the Company, the guarantors listed on the signature pages hereto (collectively, the "Subsidiary Guarantors") and PNC Bank, National Association,
                    ---------------------
as trustee (the "Trustee").  The Company's obligations under the Notes and the
                 -------
Exchange Notes (as defined below) will be unconditionally guaranteed on a senior subordinated basis by each of the Subsidiary Guarantors pursuant to each of their guarantees (the "Subsidiary Guarantees"). All references herein to the
                       ---------------------
Notes or the Exchange Notes include the related guarantees, unless the context otherwise requires. Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Indenture or the Offering Memorandum (as defined below).

     The Notes will be offered and sold to the Initial Purchaser pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "Act")
                                                                         ---
(the "Offering").  The Company has prepared a preliminary offering memorandum,
      --------
dated October 30, 1997 (the "Preliminary Offering Memorandum"), and a final
                             -------------------------------
offering memorandum, dated and available for distribution on the date hereof (the "Offering Memorandum"), relating to the Company, the Subsidiary Guarantors
      -------------------
and the Notes.

     The Initial Purchaser has advised the Company that the Initial Purchaser intends, as soon as it deems advisable after this Purchase Agreement has been executed and delivered, to resell (the "Exempt Resales") the Notes purchased by
                                        --------------
the Initial Purchaser under this Purchase Agreement (this "Agreement") in
                                                           ---------
private sales exempt from registration under the Act on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom the Initial Purchaser reasonably believes to be "qualified institutional buyers," as defined in Rule 144A under the Act ("QIBs"), in compliance with Rule
                                                 ----
144A and (ii) other eligible purchasers pursuant to offers and sales that occur outside the U.S. within the meaning of Regulation S under the Act; the persons specified in clauses (i)-(ii) are sometimes collectively referred to herein as the "Eligible Purchasers."
     -------------------

     Holders (including subsequent transferees) of the Notes will have the registration rights set forth in the registration rights agreement (the

"Registration Rights Agreement"), to be dated the Closing Date, substantially in
------------------------------
the form of Exhibit A to this Agreement, for so long as such Notes constitute
            ---------
"Transfer Restricted Securities" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company and the Subsidiary Guarantors will agree to (A) file with the Securities and Exchange Commission (the "Commission"), under the circumstances set forth in the
                 ----------
Registration Rights Agreement, (i) a registration statement under the Act (the

"Exchange Offer Registration Statement") relating to the Company's 9-7/8% Senior
--------------------------------------
Subordinated Notes due 2007 to be offered in exchange (the "Exchange Notes") for
                                                            --------------
the Notes (the "Exchange Offer") and/or (ii) a shelf registration statement
                --------------
pursuant to Rule 415 under the Act (the "Shelf Registration Statement" and,
                                         ----------------------------
together with the Exchange Offer Registration Statement, the "Registration
                                                              ------------
Statements") relating to the resale by certain holders of the Notes, and (B) use
----------
their best efforts to cause such Registration Statements to be declared effective as soon as practicable. This Agreement, the Notes, the Exchange Notes, the Indenture and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the "Operative Documents."
                                           -------------------

     Upon original issuance of the Notes and until such time as the same is no longer required under the applicable requirements of the Act, the Notes shall bear the legend provided in the Offering Memorandum.

     The Notes are being offered in connection with certain transactions including (i) the establishment pursuant to a new credit agreement (such agreement, together with all documents executed in connection therewith, the "Credit Agreement") of a $135.0 million
                                       ----------------
senior term loan facility and a $140.0 million senior revolving credit facility ($40.0 million and $20.0 million of which will be exclusively reserved for use in connection with a term loan and a revolving credit facility, respectively, of Koppers Australia Pty. Limited ("Koppers Australia")) (the "New Credit
                                 -----------------          ----------
Facilities"); (ii) the acquisition of The Broken Hill Proprietary Company
----------
Limited's 50% interest in Koppers Australia (the "Koppers Australia
                                                  -----------------
Acquisition") pursuant to an Agreement for Sale of Shares, dated October 8,
-----------
1997, by and among BHP Nominees No. 3 Pty. Ltd, The Broken Hill Proprietary Company Limited, the Company, Koppers Australia, Continental Carbon Australia Pty. Limited and KAP Investments, Inc. (together with all documents executed in connection therewith, the "Koppers Australia Acquisition Documents"); (iii) an
                           ---------------------------------------
offer (the "Tender Offer") to purchase, pursuant to certain conditions, the
            ------------
Company's outstanding 8 1/2% Senior Notes due February 1, 2004 (the "8 1/2s");
                                                                     ------
(iv) a related solicitation of consents pursuant to a consent solicitation (the "Consent Solicitation") to modify certain terms of the indenture under which the
 --------------------
8 1/2s were issued pursuant to a supplemental indenture (the "Supplemental
                                                              ------------
Indenture"); (v) the repayment of outstanding indebtedness under the Company's
---------
existing term loan and revolving credit facilities (the "Repayment"); (vi) the
                                                         ---------
redemption of 1,813,200 shares of non-voting Common Stock of the Company

("Common Stock") owned by APT Holdings Corporation, an affiliate of Mellon Bank,
--------------
N.A., for $22.9 million (the "APT Redemption"); (vii) the redemption, at $17.00
                              --------------
per share, of up to 25% of the shares of Common Stock owned by the current officers of the Company and Clayton A. Sweeney (a member of the Board of Directors) and the redemption of up to 100% of the shares of Common Stock owned by any other Management Investor (as defined in the Offering Memorandum) within sixty (60) days of the consummation of the Offering and upon compliance with any applicable securities laws, at the election of such individuals, in an aggregate amount not exceeding $15.0 million (the "Management Investor Redemption"); and
                                         ------------------------------
(viii) the redemption of 436,508 non-voting shares of Common Stock from Saratoga Koppers Funding, Inc. (the "Saratoga Koppers Redemption"). The Koppers
                            ---------------------------
Australia Acquisition, the Tender Offer, the Consent Solicitation (including the execution of the Supplemental Indenture), the Repayment, the Saratoga Koppers Redemption and the establishment of and initial funding under the New Credit Facilities (including the execution and delivery of the Credit Agreement) are referred to herein collectively as the "Recapitalization Transaction." The APT
                                        ----------------------------
Redemption and the Management Investor Redemption are referred to herein collectively as the "Other Transactions." The Offering, the Recapitalization
                     ------------------
Transaction and the Other Transactions are
referred to herein collectively as the "Transactions."  The Credit Agreement,
                                        ------------
the Koppers Australia Acquisition Documents and the Supplemental Indenture are referred to herein collectively as the "Recapitalization Documents." Documents
                                        --------------------------
executed in connection with the Other Transactions are referred to herein collectively as the "Other Documents." The Operative Documents, the
                     ---------------
Recapitalization Documents and the Other Documents are referred to herein collectively as the "Transaction Documents."
                     ---------------------

     The net proceeds from the Offering, together with borrowings under the New Credit Facilities, will be used by the Company to effect the Transactions and to pay related fees and expenses.

     The Company, each of the Subsidiary Guarantors, and the Initial Purchaser agree as follows:

     1. SALE AND PURCHASE. Upon the basis of the representations, warranties and covenants contained in this Agreement, and subject to the other terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Company, the aggregate principal amount of the Notes. The purchase price for the Notes shall be 97.25% of their principal amount. The Company shall cause each Subsidiary Guarantor to unconditionally guarantee on a senior subordinated basis by such Subsidiary Guarantor the Company's obligations under the Notes and the Exchange Notes.

     2. PAYMENT AND DELIVERY. Payment of the purchase price for the Notes shall be made to the Company by wire transfer of immediately available funds, to an account of the Company designated by the Company at least two business days prior to the payment date, against delivery of the certificates for the Notes for the account of the Initial Purchaser. Delivery of, and payment of the purchase price for, the Notes shall be made at 9:00 a.m., New York City time, on the third business day following the date of this Agreement (the "Closing Date")
                                                                  ------------
at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005. The Closing Date, and the location of delivery of, and the form of payment for, the Notes may be varied by mutual agreement between the Initial Purchaser and the Company.

     One or more of the Notes in global form or certificated form, as the case may be, registered in such names as the Initial Purchaser may request upon at least one business day's notice prior to the Closing Date, having an aggregate principal amount corresponding to the aggregate principal amount of the Notes sold pursuant to Exempt Resales to QIBs, in the case of the Notes in global form, and to other Eligible Purchasers, in the case of Notes in certificated form sold pursuant to Regulation S, shall be delivered by the Company to the Initial Purchaser (or as the Initial Purchaser directs), against payment by the Initial Purchaser of the purchase price therefor by means of transfer of immediately available funds (including book transfer) reasonably acceptable to the Initial Purchaser and the Company to the order of the Company. The Notes in global form shall be made available to the Initial Purchaser for inspection not later than 9:30 a.m. on the business day immediately preceding the Closing Date.

     3. AGREEMENTS OF THE ISSUERS. The Company and the Subsidiary Guarantors covenant and agree with the Initial Purchaser as follows:

          (a) To furnish the Initial Purchaser and those persons identified by the Initial Purchaser, without charge, with as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchaser may reasonably request for purposes contemplated by the Act. The Company consents to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto required pursuant to this Agreement, by the Initial Purchaser in connection with Exempt Resales that are in compliance with Section 4(B) of this Agreement.

          (b) Not to amend or supplement the Offering Memorandum prior to the Closing Date unless the Initial Purchaser shall previously have been advised of, and shall not have objected to (any such objection not to be unreasonable), such amendment or supplement within a reasonable time, but in any event not longer than five days after being furnished with a copy of such amendment or supplement. The Company shall promptly prepare, upon the Initial Purchaser's reasonable request, any amendment or supplement to the Offering Memorandum that may be necessary or advisable in connection with Exempt Resales.

          (c) If, during the time that an Offering Memorandum is required to be delivered in connection with any Exempt Resales or market-making transactions after the date of this Agreement and prior to the consummation of the Exchange Offer, any event shall occur that, in the judgment of the Company or any of the Subsidiary Guarantors or in the judgment of counsel to the Initial Purchaser, makes any statement of a material fact in the Offering Memorandum untrue or that requires the making of any additions to or changes in the Offering Memorandum in order to make the statements in the Offering Memorandum, in the light of the circumstances under which they are made, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with all applicable laws, the Company and the Subsidiary Guarantors shall promptly notify the Initial Purchaser of such event and prepare an appropriate amendment or supplement to the Offering Memorandum so that (i) the statements in the Offering Memorandum as amended or supplemented will, in the light of the circumstances at the time that the Offering Memorandum is delivered to prospective Eligible Purchasers, not be misleading and (ii) the Offering Memorandum will comply with applicable law.

          (d) To furnish such information as may be required and otherwise to cooperate with the Initial Purchaser and counsel to the Initial Purchaser in qualifying the Notes and Exchange Notes for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchaser may request and to maintain such qualification in effect so long as required for the Exempt Resales; provided that neither the Company nor any Subsidiary Guarantor shall be required to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any such jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject (except service of process with respect to the offering and sale of the Notes and Exchange Notes); and to promptly advise the Initial Purchaser of the receipt by the Company or any of the Subsidiary Guarantors of any notification with respect to the suspension of the qualification of the Notes or Exchange Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

          (e) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, to pay all costs, expenses, fees, disbursements (including fees, expenses and disbursements of counsel) and stamp, documentary or similar taxes imposed by the U.S. incident to and in connection with: (i) the preparation, printing, filing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum (including, without limitation, financial statements) and all amendments and supplements thereto, (ii) the preparation and delivery of the Operative

     Documents and all other agreements, memoranda, correspondence and documents prepared and delivered in connection with this Agreement and with the Exempt Resales, (iii) the issuance, transfer and delivery by the Company and the Subsidiary Guarantors of the Notes and the Subsidiary Guarantees, respectively, to the Initial Purchaser, (iv) the qualification or registration of the Notes for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the cost of printing and mailing a preliminary and final Blue Sky memorandum and the fees and disbursements of counsel to the Initial Purchaser relating thereto), (v) the furnishing of such copies of the Preliminary Offering Memorandum and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with Exempt Resales, (vi) the preparation of certificates for the Notes and Exchange Notes (including, without limitation, printing and engraving thereof),
     (vii) the application for eligibility of the Notes for trading in the Private Offerings, Resales and Trading through Automated Linkages

     ("PORTAL") market of the National Association of Securities Dealers, Inc.
       ------
     ("NASD"), including, but not limited to, all application fees and expenses,
       ----
     (viii) the approval of the Notes and Exchange Notes by The Depository Trust Company ("DTC") for "book-entry" transfer, (ix) the rating of the Notes and
               ---
     Exchange Notes by rating agencies, (x) the fees and expenses of the Trustee and its counsel and (xi) the performance by the Company and the Subsidiary Guarantors of their other obligations under the Operative Documents, including, but not limited to, the fees, disbursements and expenses of the Company's counsel and accountants.

          (f) To use the proceeds from the sale of the Notes in the manner described in the Offering Memorandum under the caption "Use of Proceeds."

          (g) To do and perform all things required to be done and performed under this Agreement by it prior to or after the Closing Date and to satisfy all conditions precedent on its part to the delivery of the Notes.

          (h) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Notes in a manner that would require the registration under the Act of the sale of the Notes to the Initial Purchaser or any Eligible Purchasers.

     (i) From and after the Closing Date, for so long as any of the Notes remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Act and during any period in which the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to make available the information required by
                   ------------
     Rule 144A(d)(4) under the Act to (i) any holder or beneficial owner of Notes in connection with any sale of such Notes and (ii) any prospective purchaser of such Notes from any such holder or beneficial owner designated by the holder or beneficial owner.

          (j) To comply with all of its agreements set forth in the Registration Rights Agreement and all agreements set forth in the representations letter of the Company to DTC relating to the approval of the Notes by DTC for "book-entry" transfer.

          (k) To use its best efforts to effect the eligibility of the Notes for trading in the PORTAL market and to obtain approval of the Notes by DTC for "book-entry" transfer.

          (l) From and after the Closing Date, for so long as any of the Notes remain outstanding, to deliver without charge to the Initial Purchaser, promptly upon their becoming available, copies of (i) all reports and other communications (financial or otherwise) that the Company shall mail or otherwise make available to its security holders, (ii) all reports or financial statements furnished to or filed by the Company and each of the Subsidiary Guarantors with the Commission or any national securities exchange and (iii) such other information as the Initial Purchaser may reasonably request regarding the Company and its subsidiaries.

          (m) Prior to the Closing Date, to furnish to the Initial Purchaser, as soon as they have been prepared by the Company and the Subsidiary Guarantors, a copy of any regularly prepared internal financial statements of the Company and each of the Subsidiary Guarantors for any period subsequent to the period covered by the financial statements appearing in the Offering Memorandum and prior to the Closing Date.

          (n) Not to distribute prior to the Closing Date any offering material in connection with the offer and sale of the Notes other than the Preliminary Offering Memorandum and the Offering Memorandum.

          4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SUBSIDIARY GUARANTORS. (A) The Company and each of the Subsidiary Guarantors represents and warrants to the Initial Purchaser that:

          (1) Each of the Preliminary Offering Memorandum and the Offering Memorandum has been prepared in connection with the Exempt Resales.
     Neither the Preliminary Offering Memorandum nor the Offering Memorandum, or any supplement or amendment thereto, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the
                                     --------  -------
     Subsidiary Guarantors make no representation or warranty with respect to information contained in or omitted from the Preliminary Offering Memorandum or the Offering Memorandum, as supplemented or amended, in reliance upon and in conformity with information relating to the Initial Purchaser furnished to the Company by the Initial Purchaser expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum or any supplement or amendment thereto. No order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act has been issued or threatened.

          (2) As of the date of this Agreement, the Company has the authorized, issued and outstanding capitalization as set forth under the heading entitled "Actual" in the section of the Offering Memorandum entitled "Capitalization" and, as of the Closing Date, the Company shall have an authorized capitalization as set forth under the heading entitled "As Adjusted" in the section of the Offering Memorandum entitled "Capitalization"; all of the outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and nonassessable and was not issued in violation of any preemptive or similar rights.

          (3) Other than the C Class Shares of Koppers Australia, the Company owns (other than with respect to Koppers Australia and its subsidiaries), and as of the time of purchase will own (including with respect to Koppers Australia and its subsidiaries), 100% of the outstanding capital stock and other securities evidencing equity ownership of the Subsidiary Guarantors, free and clear of any pledge, fiduciary transfer, security interest, claim, lien, limitation on voting rights or encumbrance (other than, as of the Closing Date, the liens imposed by the New Credit Facilities), and all such securities will have been duly authorized and validly issued, fully paid and nonassessable and will not have been issued in violation of, or subject to, any preemptive or similar rights. There will not be any outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest of any Subsidiary Guarantor.

          (4) The Company and each of its subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation and has all requisite corporate power and authority to (a) carry on its business as it is currently being conducted and as described in the Offering Memorandum and (b) own, lease, license and operate its respective properties in accordance with its business as currently conducted. The Company and each of its subsidiaries is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not, either individually or in the aggregate, result in a Material Adverse Effect. A "Material Adverse Effect" means any material adverse effect on
                 -----------------------
     the business, condition (financial or other), properties, assets, liabilities, results of operations or prospects of the Company and its subsidiaries taken as a whole.

          (5) The Company and each of the Subsidiary Guarantors has all requisite corporate power and authority to execute, deliver and perform all of its obligations under the Transaction Documents and to consummate the Transactions contemplated by the Transaction Documents and, without limitation, the Company has all requisite corporate power and authority to issue, sell and deliver the Notes and each of the Subsidiary Guarantors has all requisite corporate power and authority to execute, deliver and perform all of its obligations under the Subsidiary Guarantees.

          (6) This Agreement has been duly and validly authorized, executed and delivered by the Company and each of the Subsidiary Guarantors.

          (7) The Indenture has been duly and validly authorized by the Company and each of the Subsidiary Guarantors and, when duly executed and delivered by the Company and each of the Subsidiary Guarantors, will be a legal, valid and binding agreement of each of the Company and the Subsidiary Guarantors, enforceable against each of them in accordance with its terms, except that enforceability of the Indenture may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought. The Indenture, when executed and delivered, will conform in all material respects to the description thereof in the Offering Memorandum.

          (8) The Notes have been duly and validly authorized for issuance and sale to the Initial Purchaser by the Company and, when issued, authenticated and delivered by the Company against payment by the Initial Purchaser in accordance with the terms of this Agreement and the Indenture, the Notes will be legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except that enforceability of the Notes may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought. The Notes, when issued, authenticated and delivered, will conform in all material respects to the description thereof in the Offering Memorandum.

          (9) The Exchange Notes have been duly and validly authorized for issuance by the Company and, when issued, authenticated and delivered by the Company in accordance with the terms of the Exchange Offer and the Indenture, the Exchange Notes will be legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except that enforceability of the Exchange Notes may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought. The Exchange Notes, when issued, authenticated and delivered, will conform in all material respects to the description thereof in the Offering Memorandum.

          (10) The Subsidiary Guarantees will be duly and validly authorized by the Subsidiary Guarantors and, when the Notes and Exchange Notes are executed and delivered in accordance with the terms of the Indenture and the Registration Rights Agreement, will be legal, valid and binding obligations of the Subsidiary Guarantors, enforceable against each of them in accordance with their terms, except that enforceability of the Subsidiary Guarantees may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought. The Subsidiary Guarantees, when executed and delivered, will conform in all material respects to the description thereof in the Offering Memorandum.

          (11) The Registration Rights Agreement has been duly and validly authorized by the Company and each of the Subsidiary Guarantors and, when duly executed and delivered by the Company and each of the Subsidiary Guarantors, will be a legal, valid and binding agreement of the Company and each of the Subsidiary Guarantors, enforceable against each of them in accordance with its terms, except that (a) enforceability of the Registration Rights Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought and (b) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy consid erations. The Registration Rights Agreement will conform in all material respects to the description thereof in the Offering Memorandum.

          (12) None of the Company or its subsidiaries is (A) in violation of its charter, bylaws or other organizational document or (B) in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note, indenture, mortgage, deed of trust, loan agreement, lease, license, franchise agreement, authorization, permit, certificate or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of their assets or properties is subject (collectively, "Agreements"), or (C)
                                                           ----------
     in violation of any law, statute, rule, regulation, judgment, order or decree of any domestic or foreign court with jurisdiction over any of them or any of their assets or properties or other governmental or regulatory authority, agency or other body, that, in the case of clauses (B) and (C) above, would, either individually or in the aggregate, result in a Material Adverse Effect. There exists no condition that, with notice or lapse of time or both, would constitute a default by the Company or any of its subsidiaries under any such document or instrument or result in the imposition of any penalty or the acceleration of any indebtedness, other than penalties, defaults or conditions that would not, either individually or in the aggregate, result in a Material Adverse Effect.

          (13) Each of the Recapitalization Documents and the Other Documents conforms in all material respects to the description thereof contained in the Offering Memorandum.

          (14) Each of the Recapitalization Documents and the Other Documents have been duly and validly authorized, and when executed and delivered by the Company and any subsidiary of the Company which may be a party thereto, will constitute the legal, valid and binding obligations of the Company or such subsidiary enforceable against the Company or such subsidiary in accordance with their terms, except that enforceability of the Recapitalization Documents and the Other Documents may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought.

          (15) The execution, delivery or performance by the Company and its subsidiaries (as applicable) of this Agreement and each of the other Transaction Documents to which they are a party does not or will not violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under (as of the Closing Date), or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any of its subsidiaries other than, as of the Closing Date, the liens imposed by the New Credit Facilities, pursuant to, (i) the charter, bylaws or other organizational documents of the

     Company or any of its subsidiaries, (ii) after giving effect to the Consent Solicitation, any bond, debenture, note, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of the its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (iii) any law, statute, rule or regulation applicable to the Company or any of its subsidiaries or their assets or properties or (iv) any judgment, order or decree of any domestic or foreign court or governmental agency or authority having jurisdiction over the Company or any of its subsidiaries or their assets or properties. Assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 4(B) of this Agreement, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency, domestic or foreign, is required to be obtained or made by the Company for the execution, delivery and performance of this Agreement or any of the other Operative Documents, the execution, delivery and performance of the other Transaction Documents or any of the transactions contemplated thereby, except (i) such as have been or will be obtained or made prior to Closing, (ii) registration of the Notes under the Act pursuant to the Registration Rights Agreement or (iii) such as may be required by the NASD. No consents or waivers from any other person or entity are required for the execution, delivery and performance of this Agreement or any of the other Operative Documents, the execution, delivery and performance of the other Transaction Documents or any of the transactions contemplated thereby, except such as have been or will be obtained or made prior to closing.

          (16) The representations and warranties of each of the Company and any of its subsidiaries party thereto set forth in the Credit Agreement will be true and correct as of the Closing Date (except to the extent that any such representation or warranty was expressly made as of any other date, in which case such representation and warranty was true and correct as of such date).

          (17) There is (i) except as set forth in the Offering Memorandum, no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Company or its subsidiaries, threatened or contemplated, to which the Company or any of its subsidiaries is or may be a party or to which the business, assets or property of such person is or may be subject,
     (ii) except as set forth in the Offering Memorandum, no statute, rule, regulation or order that has been enacted, adopted or issued or, to the knowledge of the Company or its subsidiaries, that has been proposed by any governmental body or agency, domestic or foreign, (iii) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any of its subsidiaries is or may be subject that (x) in the case of clause (i) above, if determined adversely to the Company or its subsidiaries, would be reasonably likely to, either individually or in the aggregate, (1) result in a Material Adverse Effect, or (2) interfere with or adversely affect the issuance of the Notes or the Exchange Notes or the Subsidiary Guarantees in any jurisdiction or adversely affect the consummation of the transactions contemplated by any of the Transaction Documents, and (y) in the case of clauses (ii) and (iii) above, would, either individually or in the aggregate, (1) result in a Material Adverse Effect, or (2) interfere with or adversely affect the issuance of the Notes or the Exchange Notes or the Subsidiary Guarantees in any jurisdiction or adversely affect the consummation of the transactions contemplated by any of the Transaction Documents. Every request of any securities authority or agency of any jurisdiction for additional information with respect to Notes or the Exchange Notes that has been received by the Company, the Subsidiary Guarantors or their counsel prior to the date hereof has been, or will prior to the Closing Date be, complied with.

          (18) No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the actual knowledge of the Company or the Subsidiary Guarantors, is imminent that might reasonably be expected to result in a Material Adverse Effect; the Company and its subsidiaries are in compliance in all respects with, as applicable and except where a failure to so comply would not have a Material Adverse Effect, all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no unwaivable "reportable event" (as
                                  -----
     defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or its subsidiaries would have any liability; none of the Company or its subsidiaries has incurred or expects to incur liability under (i) Title IV of

     ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412, 4971 or 4975 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" that is maintained or
                      ----
     contributed to by the Company or its subsidiaries that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, that would cause the loss of such qualification.

          (19) Except as set forth in the Offering Memorandum, the Company and each of its subsidiaries (i) is in compliance with, and not subject to costs or liabilities under, any and all local, state, provincial, federal and foreign laws, regulations, rules of common law, orders and decrees, as in effect as of the date hereof, and any presently effective judgments, decrees, orders and injunctions issued or promulgated thereunder, in each case, relating to pollution or protection of public and employee health and safety and the environment applicable to it or its business or operations or ownership or use of its property ("Environmental Laws"), other than such
                                           ------------------
     noncompliance or costs or liabilities that would not, either individually or in the aggregate, result in a Material Adverse Effect, and (ii) possesses all permits, licenses or other approvals required under applicable Environmental Laws and all such permits, licenses and other approvals to expire within the next five years shall be renewed or otherwise extended or reissued in due course, and no new permit requirements shall become effective, in each case, other than such permits, licenses or approvals the lack of which would not, either individually or in the aggregate, result in a Material Adverse Effect. All currently pending and, to their knowledge, threatened proceedings, notices of violation, demands, notices of potential responsibility or liability, suits and existing environmental conditions with respect to which the Company or its subsidiaries could reasonably be expected to have any liability are fully and accurately described in all material respects in the Offering Memorandum except as would not, either individually or in the aggregate, result in a Material Adverse Effect. Each of the Company and its subsidiaries maintains a system of internal environmental management controls sufficient to provide reasonable assurance that all material sampling, analytical, recordkeeping and reporting requirements under applicable Environmental Laws are implemented, executed and maintained in accordance with the requirements of such Environmental Laws.

          (20) The Company and each of its subsidiaries has (i) good and marketable title to all of the properties and assets described in the Offering Memorandum as owned by it and good and marketable title to the leasehold estates in the real and personal property described in the Offering Memorandum as leased by it, free and clear of all Liens (as defined in the Indenture), except for Liens described in the Offering Memorandum, Liens permitted under the Indenture and such Liens as would not, either individually or in the aggregate, result in a Material Adverse Effect, (ii) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all federal, state, local and foreign authorities, all self-regulatory authorities and all courts and other tribunals (each, an

     "Authorization") to (a) carry on its business as it is currently being
     --------------
     conducted and as described in the Offering Memorandum and (b) own, lease, license and operate its respective properties in accordance with its business as currently conducted, and (iii) no reason to believe that any governmental body or agency, domestic or foreign, is considering limiting, suspending or revoking any such Authorization. Except where the failure to be in full force and effect and in compliance would not, either individually or in the aggregate, result in a Material Adverse Effect, all such Authorizations are valid and in full force and effect and the Company and each of its subsidiaries is in compliance with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect to such Authorizations. All leases to which the Company or any of its subsidiaries is a party are valid and binding, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought and no default has occurred and is continuing thereunder, other than defaults that would not, either individually or in the aggregate, result in a Material Adverse Effect.

          (21) The Company and each of its subsidiaries owns, possesses or has the right to employ all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, the

     "Intellectual Property") necessary to conduct the businesses operated by it
     ----------------------
     as described in the Offering Memorandum. None of the Company or the Subsidiary Guarantors has received any notice of infringement of or conflict with (and neither knows of any such infringement or a conflict with) asserted rights of others with respect to any of the foregoing that, if such assertion of infringement or conflict were sustained, would result in a Material Adverse Effect. The use of the Intellectual Property in connection with the business and operations of the Company and its subsidiaries does not infringe on the rights of any person.

          (22) All tax returns required to be filed by the Company and each of its subsidiaries have been filed in all jurisdictions where such returns are required to be filed; and all taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which reserves have been provided in accordance with generally accepted accounting principles or those currently payable without penalty or interest. To the knowledge of the Company and each of the Subsidiary Guarantors, there are no material proposed additional tax assessments against any of them or their subsidiaries or their assets or property.

          (23) None of the Company or its subsidiaries is an "in vestment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment
                                                                     ----------
     Company Act"), or analogous foreign laws and regulations.
     -----------

          (24) Except with respect to the Notes or the Exchange Notes and except with respect to Common Stock owned by Saratoga Partners III, L.P., there are no holders of securities of the Company or any of its subsidiaries who have the right to request or demand that the Company or any of its subsidiaries register under the Act or analogous foreign laws and regulations any of such securities held by any such holders.

          (25) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for its assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (26) The Company and each of its subsidiaries maintains insurance covering its properties, assets, operations, personnel and businesses, and such insurance is of such type and in such amounts in accordance with customary industry practice to protect the Company and its subsidiaries and their businesses. None of the Company or the Subsidiary Guarantors has received notice from any insurer or agent of such insurer that any material capital improvements or other material expenditures will have to be made in order to continue any insurance maintained by any of them other than capital improvements and other expenditures that have been budgeted by the Company or its subsidiaries, as the case may be.

          (27) None of the Company, the Subsidiary Guarantors or their Affiliates (as defined in Rule 501(b) of Regulation D under the Act) has
     (A) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company or any of the Subsidiary Guarantors to facilitate the sale or resale of the Notes or (B) since the date of the Preliminary Offering Memorandum (x) sold, bid for, purchased or paid any person any compensation for soliciting purchases of the Notes in a manner that would require registration of the Notes under the Act or (y) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company or any of the Subsidiary Guarantors in a manner that would require registration of the Notes under the Act.

          (28) No registration under the Act of the Notes is re quired for the sale of the Notes to the Initial Purchaser as contemplated by this Agreement or for the Exempt Resales, assuming in each case that (A) the purchasers who buy the Notes in the Exempt Resales are Eligible Purchasers and (B) the accuracy of and compliance with the Initial

     Purchaser's representations, warranties and covenants contained in Section 4(B) of this Agreement. No form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) was used by the Company, any of the Subsidiary Guarantors or any of their representatives in connection with the offer and sale of any of the Notes or in connection with Exempt Resales, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

          (29) The execution and delivery of this Agreement, the other Operative Documents and the sale of the Notes, the Exchange Notes, and Subsidiary Guarantees to be purchased by the Eligible Purchasers will not involve any prohibited transaction within the meaning of Section 406(a) of ERISA or
     Section 4975(c)(1)(A)-(D) of the Code. The representation made by the Company and each of the Subsidiary Guarantors in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by the Eligible Purchasers as set forth in the Offering Memorandum under the caption "Transfer Restrictions."

          (30) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, and each amendment or supplement thereto, as of its date, contains the information specified in, and meets the requirements of, Rule 144A(d)(4) under the Act.

          (31) Since the date as of which information is given in the Offering Memorandum, except as otherwise expressly set forth therein, neither the Company nor any of its subsidiaries had any material liabilities or obligations, direct or contingent, that were not set forth in the Company's consolidated balance sheet as of September 30, 1997, or in the notes thereto. Since the date as of which information is given in the Offering Memorandum and up to the Closing Date, except as otherwise expressly set forth in the Offering Memorandum, (a) none of the Company or its subsidiaries has (1) incurred any liabilities or obligations, direct or contingent, that are not in the ordinary course of business that would, either individually or in the aggregate, result in a Material Adverse Effect or (2) entered into any material transaction not in the ordinary course of business, (b) there has not been any event or development in respect of the business, development or financial condition of the Company or any of its subsidiaries that would, either individually or in the aggregate, result in a Material Adverse Effect, (c) there has been no dividend or distribution of any kind declared, paid, or made by either the Company or any of its subsidiaries on any class of its capital stock, and (d) there has not been any change in the long-term debt of the Company and its subsidiaries.

          (32) Neither the Company nor any of its subsidiaries (nor any agent acting on behalf of the Company or any of the Subsidiary Guarantors) has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Notes or Exchange Notes to violate Regulation G (12 C.F.R. Part 207), Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System or analogous foreign laws and regulations, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

          (33) The accountants who have certified the financial statements included as part of the Offering Memorandum are independent accountants within the meaning of the Act. The historical financial statements of the Company comply as to form in all material respects with the requirements applicable to registration statements on Form S-1 under the Act and present fairly in all material respects the consolidated financial position and results of operations of the Company at the respective dates and for the respective periods indicated. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods presented (except as disclosed in the Offering Memorandum) and comply as to form with the rules and regulations promulgated under the Act. The historical financial statements of Koppers Australia present fairly in all material respects the consolidated financial position and results of operations of Koppers Australia at the respective dates and for the respective periods indicated. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods presented (except as disclosed in the Offering Memorandum) and comply as to form with the rules and regulations promulgated under the Act. The pro forma financial statements included in
                                     --- -----
     the Offering Memorandum (i) have been
     prepared on a basis consistent with such historical statements, except for the pro forma adjustments specified therein, (ii) include all material
         --- -----
     adjustments to the historical financial statements required by Rule 11-02 of Regulation S-X under the Exchange Act to reflect the transactions described in the Offering Memorandum and (iii) give effect to assumptions made on a reasonable basis and present fairly in all material respects the historical and proposed transactions contemplated by the Offering Memorandum, this Agreement, the Operative Documents and the other Transaction Documents. All other financial and statistical information and data included in the Offering Memorandum (including, but not limited to, financial and statistical information contained in the Offering Memorandum under the headings "Offering Memorandum Summary -- Summary Historical and Pro Forma Consolidated Financial Information," "Capitalization," "Selected Historical Consolidated Financial Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations"), historical and pro forma, are accurately presented in all material respects and
         --- -----
     prepared on a basis consistent with the financial statements and the books and records of the Company and its subsidiaries.

          (34) None of the Company or the Subsidiary Guarantors is or, upon consummation of the Transactions, will be (A) "insolvent" as that term is defined in Section 101(32) of the United States Bankruptcy Code (the

     "Bankruptcy Code") (11 U.S.C. (S) 101(32)), Section 2 of the Uniform
     ----------------
     Fraudulent Transfer Act ("UFTA") or Section 2 of the Uniform Fraudulent
                               ----
     Conveyance Act ("UFCA"), (B) an entity with "unreasonably small capital" as
                      ----
     that term is used in Section 548(a)(2)(ii) of the Bankruptcy Code or
     Section 5 of the UFCA, (C) engaged or about to engage in a business or transaction for which its remaining property is "unreasonably small" in relation to the business or transaction as that term is used in Section 4 of the UFTA or (D) unable to pay its debts as they mature or become due, within the meaning of Section 548(a)(2)(B)(iii) of the Bankruptcy Code,
     Section 4 of the UFTA and Section 6 of the UFCA. The Company and each of the Subsidiary Guarantors now owns and upon consummation of the Transactions will own assets having a value both at "fair valuation" and at "present fair saleable value" greater than the amount required to pay its "debts" as such terms are used in Section 2 of the UFTA and Section 2 of the UFCA.

          (35) Koppers Australia is not insolvent (within the meaning of section 95A of the Australian Corporations Law) as at the date of this Agreement and there are reasonable grounds to expect that immediately following consummation of the transactions contemplated by this Agreement, and each other Transaction Document to which Koppers Australia is a party, Koppers Australia will not become insolvent.

          (36) Except as described in the section entitled "Certain Relationships and Related Transactions" in the Offering Memorandum, there are no contracts, agreements or understandings between the Company or any of the Subsidiary Guarantors and any other person other than the Initial Purchaser that would give rise to a valid claim against the Company, the Subsidiary Guarantors or the Initial Purchaser for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Notes or Exchange Notes.

          (37) The statistical and market-related data included in the Offering Memorandum are based on or derived from sources that the Company and the Subsidiary Guarantors believe to be reliable and accurate and represent the Company's and the Subsidiary Guarantors' good faith estimates that are made on the basis of data derived from such sources.

          (38) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

          (39) There are no securities of the Company or any of the Subsidiary Guarantors registered under the Exchange Act, or listed on a national securities exchange or quoted in a U.S. automated interdealer quotation system, other than the 8 1/2s.

          (40) The Company shall cause Koppers Australia and each of the Australian Subsidiary Guarantors to sign this Agreement on or before the Closing Date.

          (41) Each certificate signed by any officer of the Company or any of the Subsidiary Guarantors and delivered to the Initial Purchaser or counsel for the Initial Purchaser pursuant to, or in connection with, this Agreement shall be deemed to be a representation and warranty by the Company or such Subsidiary Guarantor to the Initial Purchaser as to the matters covered by such certificate.

          The Company and each of the Subsidiary Guarantors acknowledges that the Initial Purchaser and, for purposes of the opinions to be delivered to the Initial Purchaser pursuant to Section 7 of this Agreement, the various law firms acting as counsel to the Company and each of the Subsidiary Guarantors and counsel to the Initial Purchaser will rely upon the accuracy and truth of the foregoing representations and the Company and each Subsidiary Guarantor hereby consents to such reliance.

          (B) The Initial Purchaser represents, warrants and covenants to the Company that it is a QIB with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the securities. The Initial Purchaser represents, warrants and agrees with the Company that (i) it has not and will not solicit offers for, or offer or sell, the Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act and (ii) it has and will solicit offers for the Notes only from, and will offer the Notes only to, (x) persons whom the Initial Purchaser reasonably believes to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchaser that each such account is a QIB to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A, or (y) persons other than U.S. persons outside the U.S. in reliance on Regulation S.

          The Initial Purchaser represents and warrants that the source of funds being used by it to acquire the Notes does not include the assets of any "employee benefit plan" (within the meaning of Section 3 of ERISA) or any "plan" (within the meaning of Section 4975 of the Code).

          The Initial Purchaser understands that the Company and, for purposes of the opinion to be delivered to them pursuant to Section 7(f) hereof, counsel to the Company will rely upon the accuracy and truth of the foregoing representations, and the Initial Purchaser hereby consents to such reliance.

          5. INDEMNIFICATION. (a) Each of the Company and the Subsidiary Guarantors, on a joint and several basis, agrees to indemnify and hold harmless the Initial Purchaser, each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, the agents, employees, officers and directors of the Initial

Purchaser and the agents, employees, officers and directors of any such controlling person from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to reasonable attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all reasonable amounts paid in settlement of any claim or litigation) to which they or any of them may become subject under the Act, the Exchange Act or otherwise insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

provided, however, that the Company and the Subsidiary Guarantors will not be
--------  -------
liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating to the Initial Purchaser furnished to the Company by the Initial Purchaser expressly for use therein. This indemnity agreement will be in addition to any liability that each of the Company and the Subsidiary Guarantors may otherwise have, including, but not limited to, liability under this Agreement.

          If any action is brought against the Initial Purchaser or any such person in respect of which indemnity may be sought against the Company and the Subsidiary Guarantors pursuant to the foregoing paragraph, the Initial Purchaser or such person shall promptly notify the indemnifying party in writing of the institution of such action and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses, provided, however, that the omission to so notify the indemnifying party shall not relieve the indemnifying party from any liability which they may have to the Initial Purchaser or any such person or otherwise. The Initial Purchaser shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Initial Purchaser unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action or the indemnifying party shall not have employed counsel to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying party and paid as incurred (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with appropriate local counsel) in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to such action). The indemnifying party shall not be liable for any settlement of any such claim or action effected without its written consent but if settled with the written consent of the indemnifying party, the indemnifying party agrees to indemnify and hold harmless the Initial Purchaser and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (b) The Initial Purchaser agrees to indemnify and hold harmless the Company and the Subsidiary Guarantors, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and each of its agents, employees, officers and directors and the agents, employees, officers and directors of such controlling person from and against any losses, liabilities, claims, damages and expenses whatsoever (including but not limited to reasonable attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all reasonable amounts paid in settlement of any claim or litigation) to which they or either of them may become subject under the Act, the Exchange Act or otherwise insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating to the Initial Purchaser furnished to the Company by the Initial Purchaser in writing expressly for use therein. The Company and the Initial Purchaser acknowledge that the information set forth in Section 8 is the only information furnished in writing by the Initial Purchaser to the Company expressly for use in the Offering Memorandum.

          If any action is brought against the Company or the Subsidiary Guarantors or any such person in respect of which indemnity may be sought against the Initial Purchaser pursuant to the foregoing paragraph, the Company, the Subsidiary Guarantors or such person shall promptly notify the Initial Purchaser in writing of the institution of such action and the Initial Purchaser shall assume the defense of such action, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses, provided, however, that the omission to so notify the Initial Purchaser shall not relieve the Initial Purchaser from any liability which they may have to the Company, the Subsidiary Guarantors or any such person or otherwise. The Company, the Subsidiary Guarantors or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by the Initial Purchaser in connection with the defense of such action or the Initial Purchaser shall not have employed counsel to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Initial Purchaser (in which case the Initial Purchaser shall not have the right to direct the defense of such action on behalf of the indemnified party or parties, but the Initial Purchaser may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Initial Purchaser), in any of which events such fees and expenses shall be borne by the Initial Purchaser and paid as incurred (it being understood, however, that the Initial Purchaser shall not be liable for the expenses of more than one separate counsel in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Initial Purchaser shall not be liable for any settlement of any such claim or action effected without the written consent of the Initial Purchaser but if settled with the written consent of the Initial Purchaser, the Initial Purchaser agrees to indemnify and hold harmless the Company, the Subsidiary Guarantors and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          6. CONTRIBUTION. In order to provide for contribution in circumstances in which the indemnification provided for in Section 5 of this Agreement is for any reason held to be unavailable from the indemnifying party, or is insufficient to hold harmless a party indemnified under Section 5 of this Agreement, the Company, the Subsidiary Guarantors and the

Initial Purchaser shall contribute to the amount paid or payable by such indemnified party as a result of such aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action or any claims asserted) to which the Company and/or the Subsidiary Guarantors and the Initial Purchaser may be subject (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Subsidiary Guarantors, on the one hand, and the Initial Purchaser, on the other hand, from the Offering or,
(ii) if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Subsidiary Guarantors, on the one hand, and the Initial Purchaser, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Subsidiary Guarantors, on the one hand, and the Initial Purchaser, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of discounts and commissions but before deducting expenses) received by the Company and the Subsidiary Guarantors and (y) the total discounts and commissions received by the Initial Purchaser as set forth in the table on the cover page of the Offering Memorandum. The relative fault of the Company and the Subsidiary Guarantors, on the one hand, and the Initial Purchaser, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company (and the Subsidiary Guarantors) or the Initial Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission.

          The Company, the Subsidiary Guarantors and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 6, (i) in no case shall the Initial Purchaser be required to contribute any amount in excess of the amount by which the total discount and commissions applicable to the Notes and Exchange Notes pursuant to this Agreement exceeds the amount of any damages that the

Initial Purchaser have otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchaser, and each person, if any, who controls the Company or the Subsidiary Guarantors within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company or the Subsidiary Guarantors, respectively, where applicable, subject in each case to clauses (i) and (ii) of this paragraph. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made against another party or parties under this Section 6, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this
Section 6 or otherwise; provided, however, that no additional notice shall be
                        --------  -------
required with respect to any action for which notice has been given under
Section 5 for purposes of indemnification. No party shall be liable for contribution with respect to any action or claim settled without its written consent, provided, however, that such written consent was not unreasonably
         --------  -------
withheld.

          7. CONDITIONS OF INITIAL PURCHASER'S OBLIGATIONS. The obligations of the Initial Purchaser to purchase and pay for the Notes, as provided for in this Agreement, shall be subject to satisfaction of the following conditions prior to or concurrently with such purchase:

          (a) All of the representations and warranties of the Company and the Subsidiary Guarantors contained in this Agreement shall be true and correct on the date of this Agreement and on the Closing Date. The Company and the Subsidiary Guarantors shall have performed or complied with all of the agreements contained in this Agreement and required to be performed or complied with by them at or prior to the Closing Date.

          (b) No stop order suspending the qualification or exemption from qualification of the Notes in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

          (c) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency that would, as of the Closing Date, prevent the issuance of the Notes or the Exchange Offer; no action, suit or proceeding shall have been commenced and be pending against or affecting or, to the best knowledge of the Company and the Subsidiary Guarantors, threatened against the Company and/or the Subsidiary Guarantors before any court or arbitrator or any governmental body, agency or official that, if adversely determined, would result in a Material Adverse Effect.

          (d) Since the date as of which information is given in the Offering Memorandum, except as expressly set forth therein, neither the Company nor any of its subsidiaries had any material liabilities or obligations, direct or contingent, that were not set forth in the Company's consolidated balance sheet as of September 30, 1997 or in the notes thereto. Since the date as of which information is given in the Offering Memorandum and up to the Closing Date, except as otherwise expressly set forth in the Offering Memorandum, (a) none of the Company or its subsid iaries has (1) incurred any liabilities or obligations, direct or contingent, that would, either individually or in the aggregate, result in a Material Adverse Effect or
     (2) entered into any material transaction not in the ordinary course of business, and (b) there has not been any event or development in respect of the business, development or financial condition of the Company or any of its subsidiaries that would, either individually or in the aggregate, result in a Material Adverse Effect.

          (e) The Initial Purchaser shall have received certificates, dated the Closing Date, signed by (i) the Chief Executive Officer and (ii) the chief financial or accounting officer of the Company confirming, as of the Closing Date, the matters set forth in paragraphs (a), (b), (c) and (d) of this Section 7.

          (f) The Initial Purchaser shall have received on the Closing Date an opinion dated the Closing Date, addressed to the Initial Purchaser, of Dickie, McCamey, & Chilcote, P.C., counsel to the Company, in form and substance as set forth in Exhibit B hereto.

          (g) The Initial Purchaser shall have received on the Closing Date opinions, dated the Closing Date, addressed to the Initial Purchaser, of Baker & McKenzie and Allen Allen & Hemsley, counsel to Koppers Australia, in form and substance reasonably satisfactory to the Initial Purchaser and counsel for the Initial Purchaser.

          (h) The Initial Purchaser shall have received on the Closing Date an opinion (satisfactory in form and substance to the Initial Purchaser) dated the Closing Date of Cahill Gordon & Reindel, special counsel to the Initial Purchaser, covering substantially such matters as are customarily covered in such opinions.

          (i) The Initial Purchaser shall have received a "comfort letter" from Ernst & Young LLP, independent public accountants for the Company and the Subsidiary Guarantors, dated as of the date of this Agreement, addressed to the Initial Purchaser and in form and substance satisfactory to the Initial Purchaser and counsel to the Initial Purchaser. In addition, as of the Closing Date, the Initial Purchaser shall have received a "bring-down comfort letter" from Ernst & Young LLP in form and substance satisfactory to the Initial Purchaser and counsel to the Initial Purchaser covering the same items and matters as covered in the "comfort letter" but as of a date that is not more than three days prior to the date thereof and any changes and additions to the Preliminary Offering Memorandum that were made producing the Offering Memorandum.

          (j) The Company, the Subsidiary Guarantors and the Trustee shall have entered into the Indenture and the Initial Purchaser shall have received counterparts, conformed as executed, thereof.

          (k) The Company and the Subsidiary Guarantors shall have entered into the Registration Rights Agreement and the Initial Purchaser shall have received counterparts, conformed as executed, thereof.

          (l) The Company shall have executed the Recapitalization Documents, which shall be in form and substance satisfactory to the Initial Purchaser and counsel to the Initial Purchaser; and the Initial Purchaser shall have received counterparts, conformed as executed thereof. The Company shall have consummated the Recapitalization Transactions in accordance therewith.

          (m) The Company shall have executed the Other Documents, which shall be in form and substance satisfactory to the Initial Purchaser and counsel to the Initial Purchaser; and the Initial Purchaser shall have received counterparts, conformed as executed thereof. The Company shall have consummated that portion of the APT Redemption to be consummated on the Closing Date in accordance therewith.

          (n) The Notes shall have been approved as eligible for trading in the PORTAL market.

          (o) Between the time of execution of this Agreement and the time of purchase of the Notes, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or any subsidiary of the Company by any "nationally recognized statistical rating organization", as that term is defined in Rule 436(g)(2) under the Act.

          (p) The Initial Purchaser shall have been furnished with certified copies of such documents as they may reasonably request, including, but not limited to, certified copies of the Transaction Documents, and all closing documents from the closings of the transactions contemplated hereby.

          (q) Cahill Gordon & Reindel, counsel to the Initial Purchaser, shall have been furnished with such documents as they may reasonably request to enable them to review or pass upon the matters referred to in this Section 7 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions contained in this Agreement.

          (r) The Initial Purchaser shall have received on or before the Closing Date an opinion (satisfactory in form and substance to the Initial Purchaser and its counsel) dated the Closing Date, addressed to the Initial Purchaser, of Houlihan, Lokey, Howard & Zukin supporting the conclusion that, after giving effect to the Transactions, each of the Company and Koppers Australia will not be insolvent.

          If any of the conditions specified in this Section 7 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement may be terminated by the Initial Purchaser on notice to the Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except that the Company shall reimburse the Initial Purchaser for all of the reasonable out-of-pocket expenses, including the reasonable expense of Initial Purchaser's counsel, incurred by the Initial Purchaser in connection with this Agreement. Notwithstanding any such termination, the provisions of Sections 3(e), 5, 6, 9, 10(d) and 13 shall remain in effect.

          The Company's obligation under this Agreement to sell the Notes to the Initial Purchaser on the Closing Date is subject to the Initial Purchaser purchasing and paying for all of the Notes.

          8. INITIAL PURCHASER'S INFORMATION. The Company and the Initial Purchaser severally acknowledge that the statements set forth in (i) the last paragraph on the front cover page con cerning the forms of the offering by the Initial Purchaser; (ii) the first paragraph on page 3 concerning stabilization activities by the Initial Purchaser; and (iii) the statements concerning the Initial Purchaser contained in the fifth paragraph under the caption "Plan of Distribution" in the Offering Memorandum constitute the only information furnished in writing by the Initial Purchaser expressly for use in the Offering Memorandum.

          9. SURVIVAL OF REPRESENTATIONS AND AGREEMENTS. All representations and warranties, covenants and agreements contained in this Agreement, including the agreements contained in Sections 3(e) and 10(d), the indemnity agreements contained in Section 5 and the contribution agreements contained in Section 6 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Initial Purchaser or any controlling person thereof or by or on behalf of the Company, any of the Subsidiary Guarantors or any controlling person of any thereof, and shall survive delivery of and payment for the Notes to and by the Initial Purchaser. The representations contained in Section 4 and the agreements contained in Sections 3(e), 5, 6, 10(d) and 13 shall survive the termination of this Agreement, including pursuant to Sections 7 and 10.

          10. EFFECTIVE DATE OF AGREEMENT; TERMINATION. (a) This Agreement shall become effective upon execution and delivery of a counterpart hereof by each of the parties hereto.

          (b) The Initial Purchaser shall have the right to terminate this Agreement at any time prior to the Closing Date by notice to the Company from the Initial Purchaser, without liability (other than with respect to Sections 5 and 6) on the Initial Purchaser if, on or prior to such date, (i) the Company or any of the Subsidiary Guarantors shall have failed, refused or been unable to perform in any material respect any agreement on its part to be performed under this Agreement, (ii) any other condition of the obligations of the Initial Purchaser under this Agreement as provided in
Section 7 is not fulfilled when and as required in any material respect, (iii) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, or minimum prices shall have been established on such exchange by the Commission, or by such exchange or other regulatory body or governmental authority having jurisdiction, (iv) a general banking moratorium shall have been declared by U.S. federal, New York or Australian authorities, or if a moratorium in foreign exchange trading by major international banks or persons shall have been declared, (v) there is an outbreak or escalation of hostilities or other national or international calamity on or after the date of this Agreement, or if there has been a declaration by the United States of a national emergency or war, the effect of which shall be, in the Initial Purchaser's judgment, to make it inadvisable or impracticable to proceed with the offering or delivery of the Notes on the terms and in the manner contemplated in the Offering Memorandum or (vi) there shall have been such a material adverse change in general economic, political or financial conditions or the effect (or potential effect if the financial markets in the United States have not yet opened) of international conditions on the financial markets in the United States shall be such as, in the Initial Purchaser's judgment, to make it inadvisable or impracticable to proceed with the offering or delivery of the Notes on the terms and in the manner contemplated in the Offering Memorandum.

          (c) Any notice of termination pursuant to this Section 10 shall be given at the address specified in Section 11 below by telephone, telex, telephonic facsimile or telegraph, confirmed in writing by letter.

          (d) If this Agreement shall be terminated pursuant to any clause of
Section 10(b), or if the sale of the Notes provided for in this Agreement is not consummated because any condition to the obligations of the Initial Purchaser set forth in this Agreement is not satisfied or because of any refusal, inability or failure on the part of either of the Company or any Subsidiary Guarantor to perform any agreement in this Agreement or comply with any provision of this Agreement, the Company and the Subsidiary Guarantors will, subject to demand by the Initial

Purchaser, reimburse the Initial Purchaser for all of its reasonable out-of-pocket expenses (including the reasonable fees and expenses of the Initial Purchaser's counsel) incurred in connection with this Agreement.

          11. NOTICE. All communications with respect to or under this Agreement, except as may be otherwise specifically provided in this Agreement, shall be in writing and, if sent to the Initial Purchaser, shall be mailed, delivered, or telexed, telegraphed or telecopied and confirmed in writing to SBC Warburg Dillon Read Inc., 535 Madison Avenue, New York, New York 10022 (telephone: (212) 906-7000), Attention: Corporate Finance Department, telecopy number: (212) 593-0164; and if sent to the Company or the Subsidiary Guarantors, shall be mailed, delivered or telexed, telegraphed or telecopied and confirmed in writing to Koppers Industries, Inc., 436 Seventh Avenue, Pittsburgh, Pennsylvania 15219 (telephone: (412) 227-2001), Attention: Chief Financial Officer, and Dickie, McCamey & Chilcote, P.C., Two PPG Place, Suite 400, Pittsburgh, Pennsylvania 15222 (telephone: (412) 281-7272, telecopy number: (412) 227-2333.

          All such notices and communications shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) five business days after being deposited in the mail, postage prepaid, if mailed;
(iii) when answered back, if telexed; (iv) when receipt acknowledged if telecopied; and (v) on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

          12. PARTIES. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Initial Purchaser and the Company and the Subsidiary Guarantors and the controlling persons and agents referred to in Sections 5 and 6, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a
                             ----------------------
purchaser, in its capacity as such, of Notes from the Initial Purchaser.

          13. CONSTRUCTION. This Agreement shall be construed in accordance with the internal laws of the State of New York (without giving effect to any provisions thereof relating to conflicts of law) and each of the parties hereto consent to the jurisdiction of the courts of the State of New York. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York and the U.S. Federal Courts sitting in the City of New York for the purposes of any suit, action or proceeding arising out of or relating to this Indenture. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the Initial Purchaser to bring proceedings against the Company and/or the Subsidiary Guarantors in the courts of any other jurisdiction.

          14. CAPTIONS. The captions included in this Agreement are included solely for convenience of reference and are not to be considered a part of this Agreement.

          15. SUBMISSION TO JURISDICTION. The Subsidiary Guarantors irrevocably submit to the nonexclusive jurisdiction of any State or Federal court sitting in New York over any suit, action or proceeding arising out of or relating to this agree ment. The Subsidiary Guarantors irrevocably waive, to the fullest extent permitted by law, any objection they may now or thereafter have to the laying of venue of any such court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The Subsidiary Guarantors agree that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon the Subsidiary Guarantors and may be enforced in any other courts to the jurisdiction of which the Subsidiary Guarantors are or may be subject, by suit upon such judgment. The Subsidiary Guarantors hereby appoint, without power of revocation, CT Corporation System as their agent to accept and acknowledge on its behalf service of any and all process which may be served in any suit, action or proceeding arising out of or relating to this letter.

          16. COUNTERPARTS. This Agreement may be executed in various counterparts and by the parties to this Agreement in separate counterparty, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          17. MISCELLANEOUS. SBC Warburg Dillon Read Inc., an indirect, wholly owned subsidiary of Swiss Bank Corporation, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of Swiss Bank Corporation. Because SBC Warburg Dillon Read Inc. is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales purchases of securities. Securities sold, offered or recommended by SBC Warburg Dillon Read Inc. are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

          A lending affiliate of SBC Warburg Dillon Read Inc. may have lending relationships with issuers of securities underwritten or privately placed by SBC Warburg Dillon Read Inc. To the extent required under the securities laws, prospectuses and other disclosure documents for securities underwritten or privately placed by SBC Warburg Dillon Read Inc. will disclose the existence of any such lending relationships and whether the proceeds of the issue will be used to repay debts owed to affiliates of SBC Warburg Dillon Read Inc.

          Without our prior written approval, the U.S. branches and agencies of Swiss Bank Corporation will not share with SBC Warburg Dillon Read Inc. any non-public information concerning you, and SBC Warburg Dillon Read Inc. will not share any non-public information received from us with any of such U.S. branches and agencies of Swiss Bank Corporation.

If the foregoing correctly sets forth the understanding among the Company, the Subsidiary Guarantors and the Initial Purchaser, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company, the Subsidiary guarantors and the Initial Purchaser.

                              KOPPERS INDUSTRIES, INC.


                              By:   /s/ Clayton A. Sweeney
                                 ---------------------------------
                                 Name: Clayton A. Sweeney
                                 Title: Director


                              KOPPERS INDUSTRIES INTERNATIONAL
                                TRADE CORP.


                              By:   /s/ Randall D. Collins
                                 ---------------------------------
                                 Name: Randall D. Collins
                                 Title: Secretary


                              WORLD WIDE VENTURES CORPORATION


                              By:   /s/ Randall D. Collins
                                 ---------------------------------
                                 Name: Randall D. Collins
                                 Title: Assistant Secretary


                              KOPPERS INDUSTRIES OF DELAWARE,
                                INC.


                              By:   /s/ M. Claire Schaming
                                 ---------------------------------
                                 Name: M. Claire Schaming
                                 Title: Secretary and Treasurer

                              KOPPERS CONCRETE PRODUCTS, INC.


                              By:   /s/ Randall D. Collins
                                 ---------------------------------
                                 Name: Randall D. Collins
                                 Title: Secretary


                              CONCRETE PARTNERS INC.


                              By:   /s/ Randall D. Collins
                                 ---------------------------------
                                 Name: Randall D. Collins
                                 Title: Secretary


                              KOPPERS INDUSTRIES B.W., INC.


                              By:   Randall D. Collins
                                 ---------------------------------
                                 Name: Randall D. Collins
                                 Title: Secretary

Confirmed and accepted as
  of the date first above
  written:

SBC WARBURG DILLON READ INC.


By:   /s/ Kaj Ahlburg
   ---------------------------------
   Name:  Kaj Ahlburg
   Title: Executive Director


By:   /s/ Daniel H. Chu
   ---------------------------------
   Name:   Daniel H. Chu
   Title:  Executive Director

Each of the undersigned by its execution hereof agrees to become a party to this Agreement as a Guarantor as of the date set forth opposite its name:

Date: December 1, 1997
----

                              KOPPERS AUSTRALIA PTY LTD.


                              By:   /s/ Randall D. Collins
                                 ---------------------------------
                                 Name:  Randall D. Collins
                                 Title: Under Power of Attorney


                              CONTINENTAL CARBON AUSTRALIA
                                PTY LTD.


                              By:   /s/ Randall D. Collins
                                 ---------------------------------
                                 Name:  Randall D. Collins
                                 Title: Under Power of Attorney


                              KOPPERS TIMBER PRESERVATION
                                PTY LTD.


                              By:   /s/ Randall D. Collins
                                 ---------------------------------
                                 Name:  Randall D. Collins
                                 Title: Under Power of Attorney

                              KOPPERS COAL TAR PRODUCTS PTY
                                LTD.


                              By:   /s/ Randall D. Collins
                                 ---------------------------------
                                 Name:  Randall D. Collins
                                 Title: Under Power of Attorney

                              KOPPERS SHIPPING PTY LTD.


                              By:   /s/ Randall D. Collins
                                 ---------------------------------
                                 Name:  Randall D. Collins
                                 Title: Under Power of Attorney

Each of the undersigned by its execution hereof agrees to become a party to this Agreement as a Guarantor as of the date set forth opposite its name:

Date: December 1, 1997
----

                              KOPPERS FOREIGN INVESTMENT
                                CORPORATION



                              By:   /s/ M. Claire Schaming
                                 ---------------------------------
                                 Name:  M. Claire Schaming
                                 Title: Assistant Secretary

                                   Exhibit A
                                   ---------

                     Form of Registration Rights Agreement

                                   Exhibit B
                                   ---------

              Form of Opinion of Dickie, McCamie & Chilcote, P.C.